Exhibit 23.2

Independent Auditors’ Consent

The Board of Directors
General Mills, Inc.:

We consent to the use of our reports dated June 23, 2003 with respect to the consolidated financial statements of General Mills, Inc. incorporated by reference herein, and to the reference to our firm under the heading “Experts” in this prospectus.

/s/ KPMG LLP

Minneapolis, Minnesota
June 23, 2004